Exhibit 99.1

NGL Energy Partners LP Acquires Downeast Energy Corporation

TULSA, Okla.—(BUSINESS WIRE)—May 2, 2012— NGL Energy Partners LP (NYSE: NGL) has completed its previously announced acquisition of Downeast Energy Corporation’s assets in exchange for a combination of cash and NGL Common Units.  The assets contributed by Downeast are located in Maine and New Hampshire.

About NGL Energy Partners LP

NGL Energy Partners LP is a Delaware limited partnership. The Partnership owns and operates a vertically integrated energy business with three operating segments: midstream, wholesale supply and marketing and retail propane. The Partnership completed its initial public offering in May 2011. For further information visit the Partnership’s website atwww.nglenergypartners.com.

The information contained in this press release is available on the Partnership’s website at www.nglenergypartners.com.

Source: NGL Energy Partners LP

Contacts

NGL Energy Partners LP

Craig S. Jones, (918) 477-0532

Chief Financial Officer

Craig.jones@nglep.com